CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust II of our reports dated July 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia Commodity Strategy Fund’s, Columbia Diversified Equity Income Fund’s, Columbia Dividend Opportunity Fund’s, Columbia Flexible Capital Income Fund’s, Columbia High Yield Bond Fund’s, Columbia Mortgage Opportunities Fund’s, Columbia Select Large-Cap Value Fund’s, Columbia Select Smaller-Cap Value Fund’s, Columbia Seligman Communications and Information Fund’s, Columbia Small/Mid Cap Value Fund’s, Columbia U.S. Government Mortgage Fund’s, and Multi-Manager Value Strategies Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 26, 2017